Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-124140, 333-122628, 333-110855, 333-110854, 033-40730, 333-103573, 333-59516, 333-38378, 333-166521, 333-183243, and 333-258263), Form S-3 (No. 333-120776) and Form S-3ASR (Nos. 333-223427 and 333-252988) of Molson Coors Beverage Company of our report dated February 23, 2022 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
February 23, 2022